POWER OF ATTORNEY


	Know all by these present that the undersigned hereby constitutes and appoints each of C.
Kent Potter, Craig B. Glidden and Amanda K. Maki, signing singly, the undersigned's true and
lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an
officer and/or director of LyondellBasell Industries N.V. (the "Company"), Forms

3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations thereunder and, if necessary, a Form ID, Uniform Application for Access Codes to File on EDGAR;
(2)	do and perform any and all acts for an on behalf of the undersigned which may be
necessary or desirable to complete and execute any such Forms 3, 4 or 5 or Form ID and timely file such forms (including amendments thereto) and applications with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3)	take any other action of any type whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply
with Section 16 of the Securities Exchange Act of 1934.

	The undersigned agrees that each such attorney-in-fact herein may rely entirely on
information furnished orally or in writing by the undersigned to such attorney-in-fact.  The
undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-
fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out
of or area based upon any untrue statements or omission of necessary facts in the information
provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging,
delivering or filing Forms 3, 4 or 5 (including amendments thereto) or Form ID and agrees to
reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably
incurred in connection with investigating or defending against any such loss, claim, damage,
liability or action.




	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of June 2011.



/s/ Timothy D. Roberts
      Timothy D. Roberts






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